Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Playa Hotels & Resorts N.V.:

We consent to the use of our report dated March 13, 2017 on the consolidated financial statements of Porto Holdco B.V. incorporated by reference herein.

/s/ KPMG LLP

Fort Worth, Texas

May 15, 2017